As filed with the U.S. Securities and Exchange Commission on December 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Braze, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-2505271
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

330 West 34th Street, Floor 18

New York, New York 10001

(609) 964-0582

(Address of principal executive offices) (Zip code)

Amended and Restated 2011 Equity Incentive Plan

(Full titles of the plans)

William Magnuson

Chief Executive Officer

Braze, Inc.

330 West 34th Street, Floor 18

New York, New York 10001

(609) 964-0582

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Nicole Brookshire Jodie Bourdet Peter Byrne Owen Williams Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	Isabelle Winkles Chief Financial Officer 330 West 34th Street, Floor 18 New York, New York 10001 (609) 964-0582

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share(3)	13,960,384	$62.27	$869,313,112	$80,586

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock that become issuable in respect of the shares of the Registrant’s Class A common stock issued or issuable upon conversion of the shares of the Registrant’s Class B common stock issued or issuable under the Braze, Inc. Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock and/or Class B common stock, as applicable.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant’s common stock on December 15, 2021 as reported on the Nasdaq Global Select Market.

(3)

Represents (A) (i) 7,844,058 outstanding shares of Class A common stock issued or issuable upon conversion of an equal number of shares of the Registrant’s Class B common stock issued under stock awards granted under the 2011 Plan and (ii) 1,456,037 shares of Class A common stock issuable upon conversion of an equal number of shares of the Registrant’s Class B common stock issuable upon the vesting and settlement of restricted stock units granted under the 2011 Plan, in each case issued to current or former employees, consultants, directors and executive officers of the Registrant, and (B) 4,660,289 shares of Class A common stock issuable upon conversion of an equal number of shares of the Registrant’s Class B common stock issuable upon the exercise of stock options granted to executive officers and directors of the Registrant under the 2011 Plan.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock, par value $0.0001 per share (the “Shares”), of Braze, Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain current and former employees, consultants, directors and executive officers of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

13,960,384 Shares

Class A Common Stock

This prospectus relates to 13,960,384 shares of Class A common stock, par value $0.0001 per share (the “Shares”), of Braze, Inc., which includes 7,844,058 outstanding shares of Class A common stock issued or issuable upon conversion of an equal number of shares of Class B common stock, 4,660,289 shares of Class A common stock issuable upon conversion of an equal number of shares of Class B common stock issuable upon the exercise of stock options and 1,456,037 shares of Class A common stock issuable upon conversion of an equal number of shares of Class B common stock issuable upon the vesting and settlement of restricted stock units, and which may be offered from time to time by certain stockholders who are our current or former employees, consultants, directors, and executive officers (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our employee benefit plans.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BRZE.” On December 15, 2021, the last reported sale price of our Class A common stock was $63.41 per share.

We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 4.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December 17, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” “Braze,” refer to Braze, Inc.

“Braze,” “B,” “Appboy,” “Braze Currents,” “Braze Alloys,” “Braze Canvas,” “Braze Campaign,” “Braze Intelligence,” “Braze Predictive Suite,” “Braze Content Cards,” “Braze Firebrands,” “Braze Classification,” “Braze Teams,” “Braze Cares” and our other registered and common law trade names, trademarks and service marks are the property of Braze or our subsidiaries. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

i

THE COMPANY

Braze is a leading comprehensive customer engagement platform that powers customer-centric interactions between consumers and brands. Our platform empowers brands to listen to their customers better, understand them more deeply and act on that understanding in a way that is human and personal. Using our platform, brands ingest and process customer data in real time, orchestrate and optimize contextually relevant, cross-channel marketing campaigns and continuously evolve their customer engagement strategies.

Today, consumers can interact with a seemingly unlimited number of brands anytime, anywhere, resulting in a dramatic increase in competitive pressure among brands. At the same time, the data generated from digital experiences and the increased number of consumer touchpoints have provided brands with new opportunities to reach consumers and personalize consumer experiences. But with this opportunity comes greater consumer expectations for highly relevant and seamless cross-channel interactions. These trends have led brands to increase their focus and investment on customer experience – the holistic impression that brands create across the customer journey – to differentiate themselves and form long-lasting customer relationships.

Most marketing platforms available today approach customer engagement on a channel-by-channel basis. Channel-centric strategies often lead to disjointed customer experiences that destroy brand equity and diminish customer loyalty.

We offer a new and different way of thinking about customer engagement. We built our platform on the premise that in order to foster positive customer experiences and long-lasting customer relationships, brands must communicate with consumers in human-like ways. To ensure that interactions between brands and consumers have the same relevance and cross-channel continuity as human interactions, we avoid channel silos so that each channel is aware of activity occurring in other channels and is able to react to that activity in real time.

The real-time nature of the interactions we enable is made possible by our proprietary, enterprise-grade stream processing architecture. This architecture receives, contextualizes and responds to first-party customer data in the moment. We have designed it to mimic the human ability to listen, process new information in context and react instantaneously.

We vertically integrate our orchestration, classification and personalization capabilities such that coordinating between them is simple and fast. Meanwhile, we decouple our data ingestion and message sending capabilities from the channels they support. This enables our capabilities to be centralized and available across channels and easily extensible to new channels. We support interactions across in-product and out-of-product messaging channels. Today, our in-product messaging channels consist of Content Cards, which are pieces of personalized content embedded into a brand’s website or application, and in-app and in-browser messages. Our out-of-product channels include, but are not limited to, mobile push notifications, web push notifications, email, SMS and MMS messages, webhooks, Facebook and Google advertisements and multiple over-the-top media services and connected TV channels.

Braze unleashes the power of interdisciplinary teams by serving numerous stakeholders, beyond traditional marketers, including product and engineering teams and business intelligence teams. Our platform produces valuable data that informs decisions and actions across the entire customer engagement spectrum. Our messaging capabilities transcend marketing use cases, often being used for product or transactional use cases that facilitate or enhance the consumer’s experience with the brand or product.

We enable brands to easily integrate our platform with both their in-house technical infrastructure and our expanding partner ecosystem of best-in-class technologies. Our customers can import data from other systems into any layer of our technology stack via our application programming interfaces. They can also use Braze Currents to stream data in real time to those systems, which increases the return on our customers’ other technology investments. We support direct integrations with cloud data service providers such as Snowflake, customer data management platforms such as Segment, analytic solutions such as Amplitude, and other components of the modern marketing technology ecosystem.

Corporate Information

We were incorporated in Delaware in March 2011 under the name Appboy, Inc. We changed our corporate name to Braze, Inc. in October 2017. Our principal executive offices are located at 330 West 34th Street, Floor 18, New York, New York 10001, and our telephone number is (609) 964-0582. Our website address is www.braze.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Summary Risk Factors

Investing in our Class A common stock involves substantial risk. The risks described in the section titled “Risk Factors” immediately following this summary may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges include the following:

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Our rapid revenue growth may not be indicative of our future revenue growth. Our rapid revenue growth also makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

•	We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

•

We have a limited operating history operating at our current scale, and our future results of operations may fluctuate significantly due to a wide range of factors, which make it difficult to forecast our future results of operations.

•	We have a history of operating losses and may not achieve or sustain profitability in the future.

•

The estimates of market opportunity and forecasts of market growth may prove to be inaccurate. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•

We face intense competition, including from well-established companies that offer products that compete with ours. We may lack sufficient financial or other resources to maintain or improve our competitive position, which may harm our ability to add new customers, retain existing customers, and grow our business.

•	If we are unable to attract new customers and renew existing customers, our business, financial condition and results of operations will be adversely affected.

•

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, or changing regulations, or to changing customer or consumer needs, requirements or preferences, our platform may become less competitive.

•

We are substantially dependent upon customers renewing their subscriptions to, and expanding their use of, our platform to maintain and grow our revenue, which requires us to scale our platform infrastructure and business quickly enough to meet our customers’ growing needs. If we are not able to grow in an efficient manner, our business, financial condition and results of operations could be harmed.

•	Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to expand our customer base and achieve broader market adoption of our platform and products.

•	We are dependent on a single platform, and the failure to achieve continued market acceptance of our platform could cause our results of operations to suffer.

•

If our platform fails to perform properly or there are defects or disruptions in the rollout of our platform updates or enhancements, our reputation could be adversely affected, our market share could decline, and we could be subject to liability claims.

•	We may need to reduce prices or change our pricing model to remain competitive.

•

Our business depends on our ability to send consumer engagement messages, including emails, SMS and mobile and web notifications, and any significant disruption in service with our third-party providers or on mobile operating systems could result in a loss of customers or less effective consumer-brand engagement, which could harm our business, financial condition and results of operations.

•

We rely upon third-party providers of cloud-based infrastructure, including Amazon Web Services, to host our products. Any disruption in the operations of these third-party providers or limitations on capacity or interference with our use could adversely affect our business, financial condition and results of operations.

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We are subject to stringent and changing laws and regulations, industry standards and contractual obligations related to privacy, data security and data protection. The restrictions and costs imposed by these requirements and our actual or perceived failure to comply with them, could harm our business.

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If we or our third-party service providers experience a security breach or unauthorized parties otherwise obtain access to our customers’ data, our data or our platform, our solution may be perceived as not being secure, our reputation may be harmed, demand for our platform and products may be reduced and we may incur significant liabilities.

•	Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our platform and could have a negative impact on our business.

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We employ third-party licensed software for use in or with our platform, and the inability to maintain these licenses or errors or vulnerabilities in the software we license could result in increased costs, or reduced service levels, which would adversely affect our business.

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We have identified three material weaknesses in our internal control over financial reporting, and if we are unable to achieve and maintain effective internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected.

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The dual class structure of our common stock has the effect of concentrating voting control with our executive officers, directors and significant holders of our capital stock, which limits the ability of holders of our Class A common stock to influence the outcome of important transactions.

If we are unable to adequately address these and other risks we face, our business may be harmed. Before investing in our Class A common stock, you should carefully consider the risks set forth below and under the caption “Risk Factors” in our final prospectus that forms a part of the Registration Statement on Form S-1, as amended (File No. 333-260428), filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act on November 18, 2021 (the “Final Prospectus”), which are incorporated by reference herein, and in subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should consider and read carefully all of the risks and uncertainties described below and set forth under the caption “Risk Factors” in our Final Prospectus, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. The occurrence of any such risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, or results of operations. In such case, the trading price of our Class A common stock could decline, and you may lose some or all of your original investment.

Risks Related to Ownership of Our Class A Common Stock

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.

We have never declared or paid any cash dividends on our Class A or Class B common stock and we do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors and governed by the limitations of any credit agreements we may become party to. Accordingly, investors must rely on sales of their Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

The dual class structure of our common stock has the effect of concentrating voting control with our executive officers, directors and significant holders of our capital stock, which limits the ability of holders of our Class A common stock to influence the outcome of important transactions.

Our Class B common stock has ten votes per share and our Class A common stock, which is the stock listed on Nasdaq, has one vote per share. As a result, as of December 15, 2021, holders of our Class B common stock collectively beneficially owned, in the aggregate, shares representing approximately 98.8% of the voting power of our outstanding capital stock, and our executive officers, directors and holders of 5% or more of our common stock collectively beneficially owned, in the aggregate, outstanding shares representing approximately 72.5% of the total voting power of our outstanding capital stock. As a result, the holders of our Class B common stock, and in particular our executive officers, directors and holders of 5% or more of our common stock, will be able to exercise considerable influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or our assets, even if their stock holdings represent less than 50% of the outstanding shares of our capital stock. This concentration of ownership will limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to holders of our Class A common stock or that may not be aligned with the interests of holders of our Class A common stock. This control may adversely affect the market price of our Class A common stock.

Further, future transfers by holders of our Class B common stock will generally result in those shares converting into shares of our Class A common stock, subject to limited exceptions, such as certain transfers effected for tax or estate planning purposes. The conversion of shares of our Class B common stock into shares of our Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares in the long term.

We cannot predict the impact our dual class structure may have on the market price of our Class A common stock.

We cannot predict whether our dual class structure, combined with the concentrated control of certain stockholders, including our executive officers, employees and directors, investors and their affiliates, will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indexes. In July 2017, FTSE Russell and Standard & Poor’s announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Under the announced policies, our dual class capital structure makes us ineligible for inclusion in either of these indices. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result, the market price of our Class A common stock could be adversely affected.

An active public trading market for our Class A common stock may not develop or be sustained.

Prior to the closing of our initial public offering in November 2021 (the “IPO”), no public market for our Class A common stock existed. An active public trading market for our Class A common stock may not continue to develop or, if further developed, it may not be sustained. The lack of an active market may impair the ability of holders of our Class A common stock to sell their shares at the time they wish to sell them or at a price that the holders of our Class A common stock consider reasonable. The lack of an active market may also reduce the fair value of shares of our Class A common stock. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our Class A common stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws, each as currently in effect, may have the effect of delaying or preventing a change of control or changes in our management. Such amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•

authorize our board of directors to issue, without further action by the stockholders, shares of undesignated preferred stock with terms, rights and preferences determined by our board of directors that may be senior to our Class A common stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairperson of our board of directors or our chief executive officer;

•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors;

•	establish that our board of directors is divided into three classes, with each class serving three-year staggered terms;

•	prohibit cumulative voting in the election of directors;

•	provide that our directors may be removed for cause only upon the vote of at least 66 2/3% of our outstanding shares of voting stock;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•

require the approval of our board of directors or the holders of at least 66 2/3% of our outstanding shares of voting stock to amend our bylaws and certain provisions of our certificate of incorporation.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which generally, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. Any of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our Class A common stock, and they could deter potential acquirers of our company, thereby reducing the likelihood that holders of our Class A common stock would receive a premium for their shares of our Class A common stock in an acquisition.

The provision of our amended and restated certificate of incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation as currently in effect provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware be the sole and exclusive forum for:

•	any derivative claim or cause of action brought on our behalf;

•	any claim or cause of action asserting a breach of fiduciary duty;

•	any claim or cause of action against us arising under the DGCL;

•	any claim or cause of action arising under or seeking to interpret our amended and restated certificate of incorporation or our amended and restated bylaws; and

•	any claim or cause of action against us that is governed by the internal affairs doctrine.

Our amended and restated certificate of incorporation as currently in effect further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. The exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying any offering.

Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our currently effective amended and restated certificate of incorporation to be inapplicable or unenforceable in such action. If so, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Future sales of our Class A common stock in the public market could cause the market price of our Class A common stock to decline.

Sales of a substantial number of shares of our Class A common stock in the public market following filing of this prospectus, or the perception that these sales might occur, could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. Many of our existing equity holders have substantial unrecognized gains on the value of the equity they hold, and therefore they may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A common stock.

In connection with the IPO, all of our directors, executive officers and the holders of substantially all of our capital stock are subject to lock-up agreements or agreements with market standoff provisions that restrict their ability to transfer shares until the earlier of (a) the commencement of trading on May 15, 2022 or (b) the commencement of trading on the second full trading day following our second public release of quarterly or annual financial results (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) following the date of the Final Prospectus, subject to certain exceptions. This transfer restriction will end at the commencement of trading on January 5, 2022 with respect to approximately 2.8 million shares and vested options, which number is equal to 20% of the then outstanding securities (including shares of Class A common stock, stock options and other equity) held by our current and former employees, contractors, consultants and advisors (excluding our directors, executive officers and individuals associated or affiliated with any of our institutional investors). This restricted period will end with respect to approximately 16.8 million shares and vested options, which is equal to 20% of the then outstanding securities (including shares of Class A common stock, stock options and other equity) held by all other holders, at the commencement of trading on the date that is two trading days after the date that the closing price of our Class A common stock on Nasdaq exceeds $78.00 on at least 10 trading days in any 15-day trading day period (including the last trading day of such period) ending on or after January 3, 2022. We may, in our discretion, extend any such early release date as reasonably necessary for administrative processing.

Goldman Sachs & Co. LLC may, in its sole discretion, permit our stockholders who are subject to these lock-up restrictions to sell shares prior to the expiration of the lock-up restrictions, subject to applicable notice requirements. If not earlier released, all such shares of capital stock will become eligible for sale upon expiration of the lock-up period, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act.

We have registered all of our common stock issuable upon exercise of outstanding stock options, settlement of outstanding restricted stock units or otherwise issuable pursuant to the terms of any equity incentives we may grant in the future, for public resale under the Securities Act. Such underlying common stock will become eligible for sale in the public market to the extent such options are exercised or restricted stock units are settled, subject to the lock-up agreements described above and compliance with applicable securities laws.

Further, the holders of Class A and Class B common stock issued in connection with the conversion of our previously outstanding convertible preferred stock immediately prior to the completion of our IPO have rights, subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

General Risk Factors

The price of our Class A common stock may be volatile, and you may lose some or all of your investment.

The market price of our Class A common stock may be highly volatile and may fluctuate substantially as a result of a variety of factors. Factors that may affect the market price of our Class A common stock include:

•	actual or anticipated fluctuations in our financial condition and results of operations;

•	variance in our financial performance from expectations of securities analysts;

•	changes in the prices of our products and services;

•	changes in our projected financial condition and results of operations;

•	changes in laws or regulations applicable to the provision of our products and services;

•	announcements by us or our competitors of significant business developments, acquisitions or new offerings;

•	security breaches impacting us or similar companies;

•	our involvement in any litigation;

•	future sales of our Class A common stock by us or our stockholders, as well as the anticipation of lockup releases, or our sales of other securities in the future;

•	changes in senior management or key personnel;

•	the trading volume of our Class A common stock;

•	changes in the anticipated future size and growth rate of our market;

•	general economic, regulatory and market conditions; and

•

technical factors in the public trading market for our Class A common stock that may produce price movements that may or may not comport with macro, industry, or company-specific fundamentals, including, without limitation, the sentiment of retail investors, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and other technical trading factors.

Accordingly, we cannot assure you of the liquidity of an active trading market, your ability to sell your shares of our Class A common stock when desired, or the prices that you may obtain for your shares of our Class A common stock. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

The stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may negatively impact the market price of our Class A common stock. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial costs and divert our management’s attention.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products, services or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Class A common stock to decline.

If securities or industry analysts do not publish research or reports about our business or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Class A common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. Our business results may vary significantly from such analyst estimates or any analyst consensus due to a number of factors, many of which are outside of our control, including due to the global economic uncertainty and financial market conditions caused by the COVID-19 pandemic, which could adversely affect our business, financial condition and results of operations. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to support compliance with our public company responsibilities and corporate governance practices.

We have only recently become a public company. Accordingly, we have incurred, and expect to continue to incur, significant finance, legal, accounting and other expenses, including director and officer liability insurance, that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, stock exchange listing requirements, and other applicable securities rules and regulations impose various requirements on public companies in the United States. Our management and other personnel devote a substantial amount of time to support compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our revenue, expenses and other operating results;

•	our ability to acquire new customers and successfully retain existing customers;

•	our ability to increase usage of our platform and upsell and cross-sell additional products;

•	our ability to achieve or sustain our profitability;

•	future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

•	the costs and success of our marketing efforts, and our ability to promote our brand;

•	our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

•	our growth strategies for our platform and our ability to effectively manage our growth, including any international expansion;

•	the estimated addressable market opportunity for our platform;

•	our ability to protect and enforce our intellectual property rights and any costs associated therewith;

•	the effect of COVID-19, including the emergence of new variant strains of COVID-19, or other public health crises on our business, industry and the global economy;

•	our ability to compete effectively with existing competitors and new market entrants; and

•	the size and growth rates of the markets in which we compete.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe,” and similar statements, reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of November 19, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 13,960,384 Shares issued or issuable upon conversion of an equal number of shares of the Registrant’s Class B common stock beneficially owned by certain of our current and former employees, consultants, directors, and executive officers, and granted under the Plan, including shares subject to options and restricted stock units that are currently exercisable or exercisable within 60 days of, or subsequent to, November 19, 2021. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock issuable upon conversion of the shares of Class B common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 19, 2021, and we deemed outstanding shares of our Class A common stock issuable upon conversion of the shares of Class B common stock subject to restricted stock units held by that person that will vest and settle within 60 days of November 19, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our Class A common stock prior to this offering on 92,004,818 shares of our Class A common stock outstanding as of November 19, 2021.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Braze, Inc., 330 West 34th Street, Floor 18, New York, New York 10001.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage(2)	Shares	Shares	Percentage(2)
William Magnuson(3)	3,804,371	4.1	5,247,704	—	*
Jonathan Hyman(4)	1,998,886	2.2	2,332,592	—	*
Myles Kleeger(5)	1,895,900	2.1	1,897,845	—	*
Isabelle Winkles(6)	196,218	*	569,500	—	*
Susan Wiseman(7)	253,134	*	428,968	—	*
Phillip M. Fernandez(8)	119,794	*	179,692	—	*
Tara Levy(9)	68,250	*	136,500	—	*
David Obstler(10)	8,350	*	47,750	—	*
Darwin Magnuson	24,042	*	24,042	—	*
Lisa Magnuson	24,042	*	24,042	—	*
Named Selling Stockholders(11)	5,689,549	6.0	2,049,163	3,640,386	4.5
Other Selling Stockholders(12)	36,510	*	1,022,586	—	*

*	Represents beneficial ownership of less than 1%.

(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A common stock before the completion of this offering.

(2)	For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders.

(3)	Consists of (a) 3,294,244 shares of Class B common stock and (b) 510,127 shares of Class B common stock issuable upon the exercise of options.

(4)

Consists of (a) 1,747,330 shares of Class B common stock held directly by Mr. Hyman, (b) 28,564 shares of Class B common stock held by a family trust, of which Mr. Hyman’s spouse is the trustee, (c) 28,564 shares of Class B common stock held by a family trust, of which Mr. Hyman’s spouse is the trustee, and (d) 194,428 shares of Class B common stock issuable upon the exercise of options held directly by Mr. Hyman.

(5)

Consists of (a) 858,333 shares of Class B common stock held directly by Mr. Kleeger, (b) 111,111 shares of Class B common stock held by a family trust, of which Mr. Kleeger shares voting and investment control, (c) 111,111 shares of Class B common stock held by a family trust, of which Mr. Kleeger shares voting and investment control, (d) 166,667 shares of Class B common stock held by a family GRAT, of which Mr. Kleeger shares voting and investment control, and (e) 648,678 shares of Class B common stock issuable upon the exercise of options held directly by Mr. Kleeger.

(6)	Consists of (a) 810 shares of Class B common stock and (b) 195,408 shares of Class B common stock issuable upon the exercise of options.

(7)	Consists of (a) 169,233 shares of Class B common stock and (b) 83,901 shares of Class B common stock issuable upon the exercise of options.

(8)	Consists of 119,794 shares of Class B common stock issuable upon the exercise of options.

(9)

Consists of (a) 62,562 shares of Class B common stock held by a family trust, of which Ms. Levy’s spouse is the trustee, and (b) 5,688 shares of Class B common stock issuable upon the exercise of options held directly by Ms. Levy.

(10)	Consists of 8,350 shares of Class B common stock issuable upon the vesting and settlement of restricted stock units.

(11)

Includes the following 440 named non-affiliate persons, each of whom beneficially owns at least 1,000 shares: Aaron Almanza, Aaron Bernstein, Abigail Hellem, Abigail Russell, Abigail Tucker, Adam Harvey, Adam Mintz, Aden Khan, Adetokunbo Fifo, Ahaan Nachane, Alejandro Santandrea, Alex Garcia, Alexander Jonas-Holden, Alexander Matthews, Alexandra Neary, Alexandra Tindale, Alicia Goonetilleke, Alison Gootee, Aliya Sherbiny, Allison Shimer, Alyxander Hanson, Amanda Larson, Amos Lee, Ana Teresa Serafino, Andreas Santoso, Andreas Uriarte, Andres Trevino, Andrew Barrett, Andrew Brown-Thomas, Andrew Tuchfeld, Anna Abrell, Anna Kutakova, Anna Li-Chang, Anna Mongillo, Annabelle Butin, Anson Kiernander, Anthony Chan, Anthony McRoberts, Anthony Ngo, Arianna Carrizo Ruiz, Artem Yermanov, Ashley Chan, Ashley Wilkinson, Ashton Bray, Ava Lillian, Bart Lam, Benjamin Fain, Benjamin Hayes, Benjamin Kasman, Bhanu Khanijau, Bipul Sinha, Boris Revechkis, Brad Moore, Brendan O’Connor, Brian Bernstein, Brian Falconnier, Brian Wheeler, Brielle Lyon, Caitlin McCulloch, Caitlin Quan, Cara Motowidlo, Carolina Lopez, Caroline Pearl, Caryn Cormier, Casey Dienel, Casey Weiner, Chelsea Johnson, Chino Wong, Christina Dely, Christina Rimoldi, Christine Borkowski, Christopher Bruney, Christopher Haines, Christopher Keightley, Christopher Radtke, Christopher Rogus, Christopher Rued, Cody Thornton, Dana Newman, Daniel Garrett, Daniel Hok, Daniel Lancioni, Daniel Shapiro, Dao Lu, Daria Sidorova, David Bielik, David Van Dusen, David Willis, Deborah Smith, Dekel Albocher, Derek Schultz, Devon Ring, Diana Kim, Dipanshu Malhotra, Divya Reddy, Donna Mulchand, Dorota Kretowicz, Douglas Putnam, Drew Pelletier, Eli Weiss, Elizabeth Pfeffer, Elizabeth Timmins, Elyse Rigolfi, Emery Montelibano, Emily Belmont, Emily DeTour, Emily Graham, Emily Halperin, Emily Moschet, Emily Winkler, Emma Wong, Erik Bethke, Erika Bratschun, Erika Semtei-Rotundo, Erin Bankaitis, Erin Isenberg, Esosa Igbinosun, Ethan Abrams, Evan Diamond, Evan Knowles, Florence Faber, Franca Bianchini, Franky Saxena, Frederick Mercer, Gareth Worsnup, Gavin Bennett, Geoff Richardson, George Goodger, Georgia Harrison, Grace Bacon, Grace Barrett, Graham Lewis, Grant Kaplan, Gregory Beaver, Gretchen Lenz, Gurbir Sukhija, Gwendolyn Paine, Haldun Anil, Haley Trost, Hannah Blackington, Hannah Cui, Hayden West, Heather Thomas, Hessaum Sadri, Ho Wai Kit, Huan Do, Ian Abels, Ian Leue, Ido Bar Oz, Ireneusz Gierlach, Ishan Sharma, Jack Lerigo, Jacqueline Franklin, James Conroy, James Doheny, James Manderson, James Norman, James Tilby-Jones, James Wheeler, Jamie Oldfield, Jane Doerflinger, Jane Grenier, Jane Guo, Janeen Zeitlin, Jared Poelman, Jasmine Cortez-Vera, Jason Caianiello, Jason Penny, Jay Hahn, Jazmine Noble, Jeffrey Herrera, Jeffrey Stutz, Jenna Brehmer, Jennie Frager, Jennifer Cheng, Jennifer McNamee, Jennyfer Phan, Jesse Halpert, Jessica Brzenchek, Jessica Hogrefe-Bourassa, Jessica Meyer, Jhonalyn Parchaso, Jiaqing Gan, Jo Wright, Joanna Abrea, John Ashton, John Brimmer, John Chu, John Feely, Jonah Chernoff, Jonathan Achaibar, Jonathan Dy, Jonathan Jacobs, Jonathan Legasse, Jonathan Neal, Jonathan Troy, Jonathan Yam, Jon-Sun Lu, Jordan Houghton Mace, Jory Courtney, Joseph Fleetham, Joseph Mansur, Joseph Teichman, Joseph Wong, Joshua Baruch, Jucelle Lim, Judy Fang, Julia Johnson, Julia Lee, Julia Weinstock, Junyu Huang, Justin Alpert, Justin McHenry, Kamilah Hackett, Karin Dgana, Kate Jones, Katherine Kimball, Katherine Zinman, Kathryn Harmon, Kathy Ly, Kelly Hall, Kenneth Lockett, Kenneth Soo, Kevin Cheung, Kevin Dowd, Kevin Rogers, Kevin Shectman, Kevin Wang, Kirsten Damitz, Kristin Tarczynski, Kun Zhai, Kyle Eby, Lachlan Robertson, Laura Moore, Laura Naparstek, Laura Volgenau, Lauren Francis, Lauren Pruemer, Lauren Riccio, Lauren Tyus, Lauryn Shirra, Leah Press, Leonid Fishler, Lilly Wong, Lindsay Bradish, Lindsey Katalan, Lindsey Swanson, Liza Levinson, Louis Bur, Luciana Contreras, Luisa Fuentes, Maayan Dar, Madeline Bertschmann, Madison Gardner, Manjula Karunakaran, Marco Manomat, Marcus Carney, Margaret Garate, Marion Nammack, Marjorie Armitage, Mark Detrow, Mark Rada, Mark Shasha, Mark Smith, Mark Von Linstow, Marlon Hills, Mary Ladusans, Matthew D’Abreu, Matthew Garcia, Matthew Steinberg, Matthew Willett-Jeffries, Maxwell Gurewitz, Maya Hernandez, Melanie Heyside, Melissa Nally, Melissa Sweetman, Micah Fox, Michael Conway, Michael Donaghy, Michael Dulle, Michael Gremillion, Michael Hennessy, Michael O’Rourke, Michail Cheimonas, Milan Mithani, Min Yen Lee, Mitchell Schneider, Miyeh Park, Mohammad Nawaz, Mohammed Miah, Molly Lisenco, Monik Pamecha, Natalie Miller, Natasha Ward, Naureen Ahmed, Nazgul Kemelbek, Neeraj Korde, Neha Aletty, Nicholas Cugini, Nicholas Robin, Nicholas Willett-Jeffries, Nicolas Berliner, Nicolas Botero, Nicole Codd, Nicole Webster Dzialo, Nidia Vargas, Nigel Faustino, Nigel Sylvester, Ninmar Malk, Nishant Patel, Oliver Hruska, Omari Matthew, Orlando Beakbane, Oumar Masood, Papiya Misra, Patrick Bruno, Patrick Dwyer, Patrick Forquer, Paul Niedermier, Peter Eames, Phillip Christy, Phillip Schott, Pierre Reymond, Pooja Raje, Pranay Jain, Preston Thompson, Priscila Cruz, Qishi Tang, Rachel Abzug, Rachel Lim Yun Shi, Rachel Lynch, Rachel Shore, Rachel Waitt, Rachel Welber, Raghav Narain, Rajit Iftikhar, Ramya Sadras Sugumar, Reid Synenberg, Richard Otto, Richard Trader, Rima Solomon, Robert Latrenta, Robert Shaw, Robert Vishnevskiy, Rocco Lotito, Rod Amies, Roderick McLeod, Rodrigo Forte, Ronni Johnson, Ross Belfon, Ross Newman, Russell de la Torre, Ryan Fish, Ryan Holmes, Ryan Lam, Ryan Little, Ryc Oca, Salman Butt, Sam Eatwell, Sam Steingold, Samantha Abbott, Sami Hamdan, Samuel Miller, Sanjayan Manivannan, Sara Eichelberger, Sara Spivey, Sarah Higgitt, Sarah McEvilly, Sarah Wilson, Savilla Kaltner, Scott Dzialo, Scott Freifeld, Scott Sigman, Sean Jarett, Sean Kilcoin, Shana Feld, Shane Lay, Sheryan Resutov, Shezeen Ali, Shravya Rao, Shun Hua Tai Donka, Sierra Siebern, Simon Kim, Simrinjeet Singh, Sofia Linse, Spencer Burke, Spencer Burke 2021 Family Trust, Spencer Burke 2021 GST Descendants’ Trust, Sreenu Yedavalli, Stacey Federico, Stella Kim, Stephan Blackwood, Stephen Li, Stephen Paster, Stuart Levenson, Suneel Kabadi, Sydnee Gottlieb, Taylor Cotter, Taylor Gibb, Teresa Chen, Tessa Reed, Theon Leong, Thomas Belote, Thomas Burkland, Thomas Miller, Thomas Thoman, Tiffany Duncan, Tiffany Lin, Timothy Kim, Toby Coulthard, Tochi Emeka, Tola Lakavivat, Tom Kelly, Tracy Monahan, Trevor Hawley, Tricia Lewis, Tyler Treser, Tyler Young, Vanna Nguyen, Vernon Kephart, Veronica Shopp-Dubon, Victor Sanchez Grahm, Warrick Godfrey, Weiqi Ma, Wendy Hankemeier, Wendy Pan, Wesley Orbin, William Crocker, William Horton, William Ng, Yasmin Dick, Yi En Chye, Yuna Akazawa, Yuqun Chen, Zachary DeMarco, Zachary McCormick, Zan Faruqui, Zana Thaqi, Zeyuan Zhao, Zoë Dixon.

(12)	Includes 390 unnamed non-affiliate persons, each of whom beneficially owns less than 1,000 shares. Each of these persons beneficially owns less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Cooley LLP, New York, New York.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Ernst & Young LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  1 to our Registration Statement on Form S-1 filed with the SEC on November 8, 2021 (File No. 333-260428), which contains our audited financial statements for the latest fiscal year for which such statements have been filed.

•	Our Prospectus filed with the SEC on November 18, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-260428).

•	Our Current Report on Form 8-K filed with the SEC on November 23, 2021 (File No. 001-41065).

•

The description of our Class  A common stock which is contained in a registration statement on Form 8-A filed with the SEC on November 12, 2021 (File No. 001-41065) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this prospectus and prior to the filing of a post-effective amendment to this prospectus that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.braze.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Braze, Inc., Attention: Corporate Secretary, 330 West 34th Street, Floor 18, New York, New York 10001, (609) 964-0582.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Braze, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

•

Amendment No.  1 to our Registration Statement on Form S-1 filed with the SEC on November 8, 2021 (File No. 333-260428), which contains our audited financial statements for the latest fiscal year for which such statements have been filed.

•	Our Prospectus filed with the SEC on November 18, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-260428).

•	Our Current Report on Form 8-K filed with the SEC on November 23, 2021 (File No. 001-41065).

•

The description of our Class  A common stock which is contained in a registration statement on Form 8-A filed with the SEC on November 12, 2021 (File No. 001-41065) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

ITEM 8. EXHIBITS

EXHIBIT INDEX

		Incorporation by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-41065	3.1	November 23, 2021

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-41065	3.2	November 23, 2021

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-260428	4.1	November 8, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Amended and Restated 2011 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-260428	10.2	October 22, 2021

*	Filed herewith.

ITEM 9. UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized, in New York, New York, on this 17th day of December, 2021.

BRAZE, INC.

By:	/s/ William Magnuson
Name:	William Magnuson
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Magnuson, Isabelle Winkles and Susan Wiseman, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Magnuson	Chief Executive Officer and Director	December 17, 2021
William Magnuson	(Principal Executive Officer)

/s/ Isabelle Winkles	Chief Financial Officer	December 17, 2021
Isabelle Winkles	(Principal Financial Officer)

/s/ Pankaj Malik	Chief Accounting Officer	December 17, 2021
Pankaj Malik	(Principal Accounting Officer)

/s/ Neeraj Agrawal	Director	December 17, 2021
Neeraj Agrawal

/s/ Phillip M. Fernandez	Director	December 17, 2021
Phillip M. Fernandez

/s/ Matthew Jacobson	Director	December 17, 2021
Matthew Jacobson

/s/ Tara Levy	Director	December 17, 2021
Tara Levy

Signature	Title	Date
/s/ David Obstler	Director	December 17, 2021
David Obstler

/s/ Doug Pepper	Director	December 17, 2021
Doug Pepper